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                                                                   Exhibit 23(j)


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A, 1933 Act File No. 33-23966, Post-Effective Amendment No.
33), and to the incorporation by reference therein of our report dated February 6, 2004 on the financial statements and financial highlights of The Park Avenue Portfolio (comprising, respectively, The Guardian Park Avenue Fund, The Guardian UBS Large Cap Value Fund, The Guardian Park Avenue Small Cap Fund, The Guardian UBS Small Cap Value Fund, The Guardian Asset Allocation Fund, The Guardian S&P 500 Index Fund, The Guardian Baillie Gifford International Growth Fund (formerly known as The Guardian Baillie Gifford International Fund), The Guardian Baillie Gifford Emerging Markets Fund, The Guardian Investment Quality Bond Fund, The Guardian Low Duration Bond Fund, The Guardian High Yield Bond Fund, The Guardian Tax-Exempt Fund and The Guardian Cash Management Fund) for the year ended December 31, 2003.



                                             /s/ ERNST & YOUNG LLP



Boston, Massachusetts
April 20, 2004